MediciNova Appoints Hideki Nagao to its Board of Directors

LA JOLLA, Calif., November 09, 2017 (GLOBE NEWSWIRE) -- MediciNova, Inc., a biopharmaceutical company traded on the NASDAQ Global Market (NASDAQ: MNOV) and the JASDAQ Market of the Tokyo Stock Exchange (Code Number: 4875), today announced the appointment of Mr. Hideki Nagao to its Board of Directors.

Mr. Nagao complements the MediciNova Board with 40 years of experience in finance and corporate law with financial institutions in Japan. Mr. Nagao started his career at Development Bank of Japan and, in 2006, he accepted the position of Senior Director, Department of Corporate Finance. In 2008, Mr. Nagao moved to Sagawa Financials, Inc. where he served as Financial Director. In 2012, he became Director at Sagawa Global Logistics and, in 2013, he served as President of Sagawa Asset Max. Currently, Mr.

Nagao is an auditor at Sagawa Advance-SG Systems. He previously served as a Board Member for MediciNova from 2004 - 2010. Mr. Nagao holds a degree from the Faculty of Law of Tokyo University.

"We are extremely pleased and fortunate to add an individual with such strong expertise in the financial sector to MediciNova’s Board of Directors," said Yuichi Iwaki, M.D., Ph.D., MediciNova’s President and Chief Executive Officer. "We believe Mr. Nagao will be a great asset to the Company and its shareholders."

About MediciNova

MediciNova, Inc. is a publicly-traded biopharmaceutical company founded upon acquiring and developing novel, small-molecule therapeutics for the treatment of diseases with unmet medical needs with a primary commercial focus on the U.S. market. MediciNova's current strategy is to focus on MN-166 (ibudilast) for neurological disorders such as progressive MS, ALS and substance dependence (e.g., alcohol use disorder, methamphetamine dependence, opioid dependence) and MN-001 (tipelukast) for fibrotic diseases such as nonalcoholic steatohepatitis (NASH) and idiopathic pulmonary fibrosis (IPF).  MediciNova’s pipeline also includes MN-221 (bedoradrine) for the treatment of acute exacerbations of asthma and MN-029 (denibulin) for solid tumor cancers.  MediciNova is engaged in strategic partnering and other potential funding discussions to support further development of its programs. For more information on MediciNova, Inc., please visit www.medicinova.com.

Statements in this press release that are not historical in nature constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the future development and efficacy of MN-166, MN-221, MN-001, and MN-029. These forward-looking statements may be preceded by, followed by or otherwise include the words "believes," "expects," "anticipates," "intends," "estimates," "projects," "can," "could," "may," "will," "would," “considering,” “planning” or similar expressions. These forward-looking statements involve a number of risks and uncertainties that may cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results or events to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, risks of obtaining future partner or grant funding for development of MN-166, MN-221, MN-001, and MN-029 and risks of raising sufficient capital when needed to fund MediciNova's operations and contribution to clinical development, risks and uncertainties inherent in clinical trials, including the potential cost, expected timing and risks associated with clinical trials designed to meet FDA guidance and the viability of further development considering these factors, product development and commercialization risks, the uncertainty of whether the results of clinical trials will be predictive of results in later stages of product development, the risk of delays or failure to obtain or maintain regulatory approval, risks associated with the reliance on third parties to sponsor and fund clinical trials, risks regarding intellectual property rights in product candidates and the ability to defend and enforce such intellectual property rights, the risk of failure of the third parties upon whom MediciNova relies to conduct its clinical trials and manufacture its product candidates to perform as expected, the risk of increased cost and delays due to delays in the commencement, enrollment, completion or analysis of clinical trials or significant issues regarding the adequacy of clinical trial designs or the execution of clinical trials, and the timing of expected filings with the regulatory authorities, MediciNova's collaborations with third parties, the availability of funds to complete product development plans and MediciNova's ability to obtain third party funding for programs and raise sufficient capital when needed, and the other risks and uncertainties described in MediciNova's filings with the

Securities and Exchange Commission, including its annual report on Form 10-K for the year ended

December 31, 2016 and its subsequent periodic reports on Form 10-Q and current reports on Form 8-K. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. MediciNova disclaims any intent or obligation to revise or update these forward-looking statements.

INVESTOR CONTACT:

Geoff O'Brien Vice President MediciNova, Inc.

info@medicinova.com